UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2006
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-22982 (Commission File Number)	41-1704319 (I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On October 10, 2006, Navarre Corporation (the “Company”) issued a press release announcing that it has determined the effect of the Tower Records Chapter 11 bankruptcy petition. Based upon the result of the recent auction of Tower Records’ assets in the bankruptcy proceeding, the Company has determined that it will take an after tax charge to earnings for the outstanding receivable of approximately $0.03 per fully diluted share as of the quarter ended September 30, 2006. This press release is attached as exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
      (c)    Exhibits. The following exhibit is filed with this document:

Exhibit
99.1	Press Release, dated October 10, 2006, issued by Navarre Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: October 10, 2006	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated October 10, 2006, issued by Navarre Corporation